Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Mind Medicine (MindMed) Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Shares, no par value per share, reserved for issuance pursuant to the Mind Medicine (MindMed) Inc. 2025 Equity Incentive Plan	Other	13,818,090(2)	$7.14(6)	$98,661,162.60(6)	0.00015310	$15,105.02
Equity	Common Shares, no par value per share, reserved for issuance pursuant to Mind Medicine (MindMed) Inc. Performance and Restricted Share Unit Plan, as amended (Restricted Share Units)	Other	147,133(3)	$7.14(6)	$1,050,529.62(6)	0.00015310	$160.84
Equity	Common Shares, no par value per share, reserved for issuance pursuant to Restricted Share Unit Awards (Inducement Grant) and Performance Share Unit Awards (Inducement Grant)	Other	560,000(4)	$7.14(6)	$3,998,400.00(6)	0.00015310	$612.16
Equity	Common Shares, no par value per share, reserved for issuance pursuant to Stock Option Awards (Inducement Grant)	Other	1,842,550(5)	$7.23(7)	$13,321,636.50(7)	0.00015310	$2,039.54
Total Offering Amounts							$17,917.56
Total Fee Offsets							$ —
Net Fee Due							$17,917.56

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued resulting from share splits, share dividends or similar transactions.

(2)	Represents common shares, no par value per share (the “Common Shares”), of Mind Medicine (MindMed) Inc. (the “Registrant”) reserved for future issuance under the Mind Medicine (MindMed) Inc. 2025 Equity Incentive Plan (the “2025 Plan”), consisting of (a) 4,500,000 Common Shares issuable under the 2025 Plan, and (b) a maximum of 9,318,090 Common Shares (the “Outstanding Award Shares”) consisting of (i) an aggregate of 3,500,979 Common Shares that were subject to outstanding option awards under the Mind Medicine (MindMed) Inc. Stock Option Plan, as amended (the “Option Plan”), and (ii) an aggregate of 5,817,111 Common Shares subject to outstanding restricted share unit awards and performance share unit awards under the Mind Medicine (MindMed) Inc. Performance and Restricted Share Unit Plan, as amended (the “PRSU Plan” and, together with the Option Plan, the “Prior Plans”), the date the Prior Plans were retired. Pursuant to Section 4.1 of the 2025 Plan, the Outstanding Award Shares will become available for issuance under the 2025 Plan if such awards under the Prior Plans are forfeited or otherwise terminated. The 2025 Plan was approved by the Registrant’s shareholders at the Registrant’s 2025 Annual General and Special Meeting of Shareholders on June 12, 2025.
(3)	Represents Common Shares of the Registrant reserved for issuance pursuant to outstanding restricted share unit awards and performance share unit awards under the PRSU Plan as of the date of this registration statement.
(4)	Represents Common Shares of the Registrant reserved for issuance pursuant to outstanding restricted share unit awards and performance share unit awards granted to employees of the Registrant outside the Registrant’s equity incentive plans between July 29, 2024 and June 2, 2025 as an inducement material to each such employee’s entry into employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4).
(5)	Represents Common Shares of the Registrant reserved for issuance pursuant to outstanding stock option awards granted to employees of the Registrant outside the Registrant’s equity incentive plans between July 29, 2024 and June 9, 2025 as an inducement material to each such employee’s entry into employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4) (the “Inducement Option Awards”).
(6)	Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee based on the average of the high and low prices of the Registrant’s Common Shares as reported on the Nasdaq Global Select Market on June 13, 2025, which date is a date within five business days of the filing of this registration statement.
(7)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee based on the weighted-average exercise price of the Inducement Option Awards.